SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

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PremierWest Bancorp
(Name of Registrant as Specified in Its Charter)

     ___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PremierWest Bancorp

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

MAY 25, 2005

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PREMIERWEST BANCORP
 503 Airport Road
Medford, Oregon 97504

___________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD May 25, 2005
___________________________________________________

To the shareholders of PremierWest Bancorp:

     Notice is hereby given that the annual meeting of shareholders of PremierWest Bancorp will be held at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Wednesday May 25, 2005, at 1:30 p.m. for the following purposes:

(1)	To elect directors to serve one-year terms or until their successors are duly elected and qualified;

(2)	To approve amendment and restatement of 2002 Stock Option Plan;

(3)	To approve amendment to the Articles of Incorporation to increase authorized shares of common stock from 20,000,000 shares to 50,000,000 shares; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 2005, as the record date. Only shareholders of record as of the close of business on the record date are entitled to notice of and to vote at the meeting or any adjournments thereof. Further information regarding voting rights and the business to be transacted at the meeting is presented in the proxy statement.

     You are cordially invited to attend the meeting. Even if you plan to attend the meeting, we encourage you to complete, sign, date and promptly return the attached proxy using the envelope provided to ensure that your shares are represented regardless of the number you own.

     The officers and personnel, who serve you, genuinely appreciate your continued interest in the affairs of PremierWest Bancorp, its growth and development.

April 9, 2005	BY ORDER OF THE BOARD OF DIRECTORS

Richard R. Hieb Executive Vice President Secretary

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PREMIERWEST BANCORP
503 Airport Road
Medford, Oregon 97504

PROXY STATEMENT

     This proxy statement, proxy card, Notice of Annual Meeting of Shareholders, and the 2004 Annual Report are being furnished to shareholders of PremierWest Bancorp ("Bancorp") in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders to be held at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Wednesday May 25, 2005, at 1:30 p.m. This proxy statement and related materials are being mailed to shareholders on or about April 9, 2005.

Summary of Proposals

     At the meeting, shareholders will vote to elect a board of directors to serve until the annual meeting of shareholders in 2006. The Board of Directors has nominated John L. Anhorn, Richard R. Hieb, John A. Duke, Thomas Becker, Dennis N. Hoffbuhr, Patrick G. Huycke, James L. Patterson, Rickar D. Watkins, Brian Pargeter and John B. Dickerson as directors. All of the nominees are current board members. The Board of Directors unanimously recommends voting for all of the nominees. For more information about the director nominees and related information pertinent to the election of directors, please refer to the information set forth in Proposal No. 1.

     The accounting rules for equity compensation will change significantly with the adoption of FAS 123r, making stock grants and awards an attractive alternative to stock options. The current equity compensation plan of Bancorp only permits the issuance of stock options. The Board of Directors has approved amendments to the 2002 Stock Option Plan to include the issuance of restricted stock grants. The Board of Directors unanimously recommends voting in favor of this amendment. For more detailed information regarding this matter, please refer to the summary set forth in Proposal No. 2.

     Bancorp currently has 20,000,000 shares of common stock authorized for issuance under its Articles of Incorporation. Long term, the Board does not believe this number of shares will be adequate to satisfy our future needs and obligations. The Board of Directors, therefore, has adopted an amendment to the Articles of Incorporation to increase the number of authorized shares of common to 50,000,000. The Board of Directors unanimously recommends voting in favor of this amendment. For more detailed information regarding this matter, please refer to the summary set forth in Proposal No. 3.

VOTING AT THE MEETING

Who May Vote

     Only the shareholders shown on our records as of March 31, 2005, are entitled to notice of, and to vote at, the meeting. Holders of Series A Preferred are not eligible to vote on the matters presented in Proposals No. 1, No. 2 or No. 3.

Voting Your Shares

     You may vote your shares at the meeting either in person or by proxy. You may also vote by telephone or via the internet. For more information regarding how to vote using either of these two methods, please refer to the information on the proxy card.

     Each share is entitled to one vote. If your shares are held by a broker, bank or other nominee (in "street name"), you must give voting instructions to that nominee. If your shares are held in street name, you must contact the nominee holder of the shares to revoke a proxy or to change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held in street name.

Voting by Proxy

     Even if you intend to attend the meeting, we recommend that you vote by proxy. The Board of Directors has designated John L. Anhorn and Richard R. Hieb to serve as proxy holders for the meeting and their names appear on the proxy card. You may vote your shares by marking the enclosed proxy card to indicate your vote on the matters presented at the meeting and the proxy holders will vote your shares as instructed. If no instructions are given, the proxy will be voted FOR the election of the nominees for directors, FOR amending the 2002 Stock Option Plan, FOR amending the Articles of Incorporation, and in the proxy holder's discretion on any other matters that may properly come before the shareholders at the meeting.

Determining a Quorum

     A majority of the outstanding shares of common stock must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. If you attend the meeting or submit a proxy but abstain from voting on a given matter, your shares will count as present for determining a quorum. If you do not sign your proxy, your shares can not be voted at the meeting and your shares will not count as present for determining a quorum.

Counting Votes

     Directors are elected by a plurality of votes, which means that the nominees receiving the most votes will be elected regardless of the number of votes cast in favor of each nominee. You may not accumulate votes. Ratification of the amendment to the 2002 Stock Option Plan and the amendment of the Articles of Incorporation will be approved if more votes are cast in favor of the proposal than cast against it. Therefore, abstention from voting and non-voting by brokers will have no effect.

Revoking a Proxy

     The Board of Directors is soliciting proxies in the form enclosed. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote. A proxy may be revoked by a holder of record prior to its exercise at the meeting by (a) presenting a proxy bearing a later date; (b) by submitting a written revocation to Richard R. Hieb, Executive Vice President & Corporate Secretary, at PremierWest Bancorp, P.O. Box 40, Medford, Oregon 97501, prior to commencement of the meeting; or (c) if the shareholder is present at the meeting, by oral request or submission of such an instrument of revocation at the meeting. A shareholder attending the meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so. Attendance at the meeting will not, of itself, revoke a proxy.

Director and Officer Stock Ownership

     Our authorized capital stock consists of 20,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock. As of March 22, 2005, there were approximately 14,620,157 shares of common stock issued and outstanding and entitled to vote at the meeting; and there were 11,000 shares of Series A Preferred Stock issued and outstanding; none of which are entitled to vote at the meeting. As of March 22, 2005, directors, executive officers, and principal shareholders, together with their affiliates, had beneficial ownership of 1,540,783 common shares; of which 1,266,283 shares are entitled to vote. These shares represent 8.66% of the total shares outstanding and entitled to vote at the meeting.

Cost of Proxy Solicitation

     PremierWest Bancorp will bear the cost of this proxy solicitation. We do not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. In addition to solicitation of proxies by mail, we may also use officers and regular employees to solicit proxies from shareholders, either in person or by telephone, fax, or letter, without extra compensation.

Shareholders are requested to complete, date, and sign the accompanying proxy and return it promptly in the envelope provided.

BUSINESS OF THE MEETING

The following matters will be presented for shareholder action at the annual meeting:

PROPOSAL No. 1

Election of Directors

     In accordance with our Bylaws, the Board of Directors has established the number of directors at ten (10). Directors are elected by the shareholders at the annual shareholders' meeting and serve until the next annual meeting or until their successors are elected and qualified. The Board of Directors has nominated the following persons to serve as directors for the ensuing year.

Nominees

     The named nominees all served as Directors of Bancorp and its subsidiary PremierWest Bank during 2004.

Name of Nominee	Age	Director Since*

John L. Anhorn	62	1998
Richard R. Hieb	60	1998
John A. Duke	66	1990
Rickar D. Watkins	58	2000
Patrick G. Huycke	55	1990
Brian Pargeter	62	2000
Dennis N. Hoffbuhr	56	1990
Thomas Becker	53	2000
James L. Patterson	65	1999
John B. Dickerson	64	2004

*Includes service on PremierWest Bank and predecessor, Bank of Southern Oregon.

     The proxy holders intend to vote FOR the election of the nominees listed above. If any nominee is not available for election, the proxy will be voted by the individuals named in the proxy for such substitute nominee as the Board of Directors may designate. Management has no reason to believe any nominee will be unavailable.

NOMINEES FOR DIRECTORS

     John L. Anhorn is the President and Chief Executive Officer of PremierWest Bancorp and has been a director since its formation and served as a director of its predecessor, Bank of Southern Oregon, since May 1998. Mr. Anhorn is a member of the Executive Committee. Mr. Anhorn also serves as a Director and the President & Chief Executive Officer of PremierWest Bancorp's subsidiary PremierWest Bank. Mr. Anhorn previously served as President of Western Bank until April 1997, when Western Bank was acquired by Washington Mutual Bank. Mr. Anhorn has over forty (40) years experience in the banking industry.

     Richard R. Hieb is the Executive Vice President & Chief Operating Officer and Secretary of PremierWest Bancorp and has been a director since its formation and served as a director of its predecessor, Bank of Southern Oregon since May 1998. Mr. Hieb is a member of the Executive Committee. Mr. Hieb also serves as a Director and the Executive Vice President & Chief Operating Officer of PremierWest Bank. Previous to his employment with PremierWest Mr. Hieb was Executive Vice President & Chief Administrative Officer of Western Bank, until it was acquired by Washington Mutual Bank in April 1997. Mr. Hieb has in excess of forty (40) years experience in the banking industry.

     Thomas Becker was a Director of United Bancorp, which was acquired through a merger with PremierWest Bancorp and joined the board as a result of that merger. Mr. Becker serves on the Company's Audit Committee. Mr. Becker has served as Executive Director of the Rogue Valley Manor, a continuing care retirement community in Medford, Oregon since 1978. In 1990, he became the Chief Executive Officer of Pacific Retirement Services, Inc., the parent corporation of 28 organizations providing housing and related services to over 3,000 seniors in Oregon, California and Texas. Mr. Becker also serves as a Director of Lithia Motors, Inc., a public corporation headquartered in Medford, Oregon.

     John A. Duke is the Chairman of the Board and has served in that capacity with PremierWest Bancorp since its formation and served as a director with its predecessor, Bank of Southern Oregon, since its organization in 1990. Mr. Duke serves as Chairman of the Company's Executive Committee. Mr. Duke also served as a Director for Jefferson State Bank, Medford, Oregon, until First Interstate Bank acquired it. Mr. Duke is the owner of Superior Athletic Clubs, Medford, Oregon and is a self-employed investment manager.

     Dennis N. Hoffbuhr has served as a Director of PremierWest Bancorp since its formation and served as a director of its predecessor, Bank of Southern Oregon, since its formation in 1990. Mr. Hoffbuhr is the owner and President of Hoffbuhr and Associates, Inc., a land surveying and land use planning firm in Medford, Oregon. Mr. Hoffbuhr is a registered land surveyor certified by the Oregon State Board of Engineering Examiners.

     Patrick G. Huycke has served as a Director of PremierWest Bancorp since its formation, and served as a director of its predecessor, Bank of Southern Oregon, since 1994. Mr. Huycke is the Vice Chairman of the Board of Directors. Mr. Huycke is an attorney with Huycke, O'Connor & Jarvis, LLP. Mr. Huycke is a member of the Company's Executive Committee. Mr. Huycke received his law degree from Willamette University and has practiced law since 1975.

     James L. Patterson has served as a Director of PremierWest Bancorp since its formation and served as a director of its predecessor, Bank of Southern Oregon, since 1999. Mr. Patterson also serves as Chairman of the Company's Audit Committee and is a member of the Executive Committee. Mr. Patterson retired from Pacific Power & Light with thirty-four (34) years of service. He is a self-employed business consultant.

     Rickar D. Watkins previously served as a Director of United Bancorp and its subsidiary Douglas National Bank from 1993 until its merger with PremierWest Bancorp in May, 2000, at which time he joined the board of PremierWest Bancorp. Mr. Watkins is the President of a medical supply company he founded in 1974.

     Brian Pargeter previously served as a Director of United Bancorp and its subsidiary Douglas National Bank until its merger with PremierWest Bancorp in May, 2000, at which time he joined the board of PremierWest Bank. Mr. Pargeter was elected to the board of PremierWest Bancorp in 2002 and serves on the Executive Committee and the Audit Committee of the Company. Mr. Pargeter is President and majority owner of Umpqua Insurance Agency, where he has been employed since 1967.

     John B. Dickerson previously served as a Director of Mid Valley Bank until its merger with PremierWest Bank in January 2004, at which time he joined the Board of PremierWest Bancorp. Mr. Dickerson served as Chief Executive Officer of Mid Valley Bank from 1990 until its merger with PremierWest in January 2004, at which time he retired.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES SET
 FORTH ABOVE TO SERVE AS DIRECTORS OF THE COMPANY

OTHER EXECUTIVE OFFICERS

     In addition to Mr. Anhorn and Mr. Hieb, whose information is set forth in the Nominees for Director section, the age, business experience, and position of executive officers of PremierWest Bancorp and its subsidiary PremierWest Bank is as follows:

     Tom Anderson, age 54, serves as Senior Vice President & Chief Financial Officer for PremierWest Bancorp and its subsidiary PremierWest Bank. Mr. Anderson previously served as a Director of VRB Bancorp and its subsidiary Valley of the Rogue Bank until its acquisition by Umpqua Holdings Co. in December 2000. Mr. Anderson served as VRB Bancorp's Executive Vice President & Chief Operating Officer and Corporate Secretary, and Valley of the Rogue Bank's Executive Vice President & Chief Operating Officer until June of 1999. Prior to joining Valley of the Rogue Bank in 1977, Mr. Anderson was employed by Bank of America. He has in excess of thirty-two (32) years of experience in the Banking industry.

     Jim Earley, age 50, serves as Senior Vice President & Credit Administrator for PremierWest Bank. Mr. Earley previously served as a Credit Administrator in various banking groups at US Bank from 1993 until 2001. He served as a Credit Examiner with the Farm Credit Administration from 1986 to 1990, a Senior Credit Examiner with Wells Fargo Bank from 1990 to 1993, and a lender with the Department of Commerce prior to 1990. Mr. Earley holds a Master of Science degree from Oregon State University in Agricultural and Resource Economics, as well as two undergraduate degrees. He has twenty-two (22) years of experience in the financial services industry.

COMPOSITION OF THE BOARD

     In accordance with the NASD listing standards, the Board of Directors is comprised of a majority of independent directors. The Board has reviewed the relationship between non-management directors and management of Bancorp and PremierWest Bank and determined that John A. Duke, Thomas A. Becker, Dennis N. Hoffbuhr, Patrick G. Huycke, James L. Patterson, Rickar D. Watkins, John B. Dickerson and Brian Pargeter are all independent as defined in the NASD listing standards.

     Bancorp has not adopted a formal policy requiring that all board members attend the annual meeting of shareholders; however, all board members are encouraged to attend all shareholders' meetings. Last year, all board members were in attendance at the annual meeting of shareholders.

     The full Board of Directors held eight (8) meetings during 2004. All director nominees attended one hundred (100) percent of the total number of meetings held in 2004.

Board Committees

     During 2004, the Board of Directors of Bancorp maintained an Audit Committee; Compensation Committee; an Executive Committee, which is comprised of a majority of independent directors; and a Nomination Committee, which is a subcommittee of the Executive Committee.

Audit Committee

     The directors currently serving on the Audit Committee are James L. Patterson (Chairman), John Dickerson, Brian Pargeter and Thomas Becker. Each member of the Audit Committee is independent in accordance with the applicable NASD listing standards. Each member has the requisite employment and experience necessary and appropriate to serve on the Audit Committee. None of the current members qualify as an "audit committee financial expert." However, in accordance with the NASD listing standards, at least one member possesses employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Audit Committee is responsible for oversight of the accounting, auditing and financial reporting processes, including the review and preparation of financial information disclosed to the public; monitoring the internal controls over financial accounting; and the performance and selection of the independent auditors. The Audit Committee is also responsible for receiving and investigating all inquiries and complaints relating to Bancorp's accounting and auditing procedures and policies. The Board has adopted an Audit Committee charter that is available on its website at www.premierwestbank.com.

     The Audit Committee held eight (8) meetings during 2004. All committee members attended at least eighty (80) percent of the total number of meetings held in 2004, except Director Dickerson who was not appointed to the Audit Committee until February 2004. Mr. Dickerson attended 100% of the meetings held during 2004 after his appointment.

Executive Committee

     In accordance with the Bancorp Bylaws, the Board of Directors has designated an Executive Committee which is comprised of seven (7) members, a majority of which the Board of Directors has determined to be independent in accordance with the NASD listing standards. The Committee members are John Duke, Patrick Huycke, James Patterson, Brian Pargeter, John Anhorn, Richard Hieb and Tom Anderson. Mr. Anhorn, Mr. Hieb and Mr. Anderson are not independent and do not participate in any deliberations or vote on matters of which the NASD listing standards require be performed by independent board members.

     The Executive Committee is responsible for designing, implementing and monitoring corporate governance policies and a code of ethics, evaluating the performance of the full Board, identifying qualified director nominees, and ensuring compliance with the NASD listing standards and other corporate governance regulations promulgated under the Sarbanes-Oxley Act of 2002. The Executive Committee delegates its duties relative to selection of director nominees to a Nominating Committee comprised solely of independent members of the Executive Committee. The Executive Committee has adopted a charter that is available on PremierWest's website at www.premierwestbank.com.

     The Executive Committee held eleven (11) meetings during 2004, and all committee members attended at least ninety (90) percent of those meetings.

Compensation Committee

     The Compensation Committee is comprised of John Duke, Patrick Huycke, James Patterson and Brian Pargeter, all of whom the Board of Directors has determined are independent as required by the NASD listing standards. The Compensation Committee is responsible for establishing the compensation of the Chief Executive Officer and approving the compensation of the executive officers upon recommendation of and after consultation with the Chief Executive Officer. Additionally, the Compensation Committee is also responsible for overseeing the design and administration of certain compensation plans for Bancorp officers, directors and employees. The Compensation Committee has adopted a charter that is publicly available on the Bancorp website at www.premierwestbank.com.

The Compensation Committee held eleven (11) meetings during 2004, and all committee members attended at least seventy-five (75) percent of those meetings, except Mr. Duke. Mr. Duke attended seventy-two (72) percent of the meetings.

Nominating Committee

     The Nominating Committee is comprised of John Duke, Patrick Huycke, James Patterson and Brian Pargeter, all of whom are independent as required by the NASD listing standards. The Nominating Committee is responsible for evaluating the composition of the Board of Directors and selecting all director nominees for approval by the full Board to stand for election at the annual meeting of shareholders. The Nominating Committee has adopted a charter that is publicly available on PremierWest's website at www.premierwestbank.com.

The Nominating Committee held two (2) meetings during 2004, and all committee members attended one-hundred (100) percent of those meetings.

DIRECTOR NOMINATIONS

     The Executive Committee annually reviews the composition of the Board and the contributions of each director of the Board to determine the future needs of the Board. The Nominating Committee, a subcommittee of independent members of the Executive Committee, to the extent it deems necessary and appropriate, consults with the executive officers, other directors, business associates, legal counsel and other community professionals to identify potential candidates and recommends qualified nominees to the full Board for consideration. The full Board evaluates the candidates in the context of the current composition of the Board, the operating requirements of Bancorp and the bank, and the long-term interests of the shareholders. In performing this evaluation, the Board considers the diversity, age, skills, experience and other factors it deems appropriate given the needs of the Board and Bancorp to maintain a balance of knowledge, experience and capabilities. The Board has not used in the past, and does not anticipate using in the future, an outside director search firm to provide potential nominees.

     The new demand for responsible corporate governance and financial reporting has created an increased call for highly qualified and capable public company directors. Qualified director nominees should possess high moral character and personal integrity, high level of leadership or managerial experience, experience and knowledge relative to matters affecting Bancorp, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long term commitment to the interests of shareholders and growth of Bancorp, freedom from conflicts of interest and the ability to dedicate sufficient time to Board activities and duties.

     The Board of Directors plays a critical role in guiding Bancorp and overseeing its management. As a result, the Board seeks to attract and retain qualified candidates for board membership, regardless of the origin of recommendation, including shareholders. Shareholders may recommend potential director nominees to the Board of Directors by providing written notice to the Chairman of the Executive Committee.

     To be effective, the notice must set forth all information required by Rule 14a-8 of the Securities Exchange Act of 1934, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination. Finally, a shareholder or shareholder group making a nomination must comply with all other applicable requirements of the Exchange Act, including providing a nominee's consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS

     The Board of Directors has not adopted a formal policy regarding shareholder communications with the Board or individual directors. However, Bancorp maintains an investor relations department to receive and address shareholder inquiries. Currently, the investor relations department screens all inquiries and routes them to the appropriate management personnel or, in the case of corporate governance issues or specific inquiries relating to accounting, auditing and financial reporting practices, to the Chair of the Audit Committee or the appropriate board member. Inquiries relating to operations, financial information or stock ownership should be directed to the attention of management. Shareholders wishing to communicate with the Board must do so in writing and direct communications regarding corporate governance issues and accounting, auditing and financial reporting practices to the attention of the board of directors or Chair of the Audit Committee and mail them to: PremierWest Bancorp, Investor Relations Department, 503 Airport Road, Medford, Oregon 97504. Communications directed to management may be by telephone, fax, and e-mail or in writing. Additional contact information is available on PremierWest's website at www.premierwestbank.com.

DIRECTOR COMPENSATION

     Each director of Bancorp, including employee-directors, received a fee of $900 per month in 2004. The Vice Chairman of the Board received an additional $500 per month. Non-employee directors who serve on Board committees receive $150 per committee meeting attended. Employee-directors do not receive any additional compensation for service on Board committees. At the discretion of the Compensation Committee, and as approved by the Board of Directors, the non-employee directors may receive stock option grants.

     In accordance with the 2004 Director fees approved by the Board, Directors received the following compensation for service during 2004: John Duke-$14,900, Dennis Hoffbuhr-$12,950, Patrick Huycke-$22,550, James Patterson-$16,050, Thomas Becker-$12,200, Brian Pargeter-$14,750, Rickar Watkins-$13,400, John Dickerson-$9,950, John Anhorn-$10,800 and Rich Hieb-$10,800. Each non-employee director also received stock options for 2,000 shares during 2004.

     In 2004, the Compensation Committee evaluated the director compensation practices of Bancorp compared to those of other similar sized banking entities and public companies in the Pacific Northwest. and determined that Bancorp's director compensation was below the average for the market. The Committee recommended an increase in director compensation for 2005, which was approved by the Board. The annual base compensation for directors was increased effective January 2005 to $25,200.

     Beginning January, 2005, pursuant to the terms of the Continuing Benefit Agreements and Director Deferred Compensation Agreements, each director may defer all or any portion of their director fees, which will accrue interest prior to distribution upon termination of service. Also, at the director's expense, the director, their spouse and dependents may participate in group medical, dental, vision and accidental death and dismemberment insurance generally available to Bancorp employees. Under certain circumstances, directors remain eligible for these benefits after termination of service.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

     PremierWest Bank has deposit and lending relationships with many of its directors and officers, as well as with their affiliates. All loans to directors, officers and their affiliates were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal credit risk or present other unfavorable features. All of the loans are current and all required payments thereon have been made. As of December 31, 2004, the aggregate outstanding amount of all loans to officers and directors was approximately $16.3 million, which represented 17.9% of shareholders' equity on that date.

     In the last quarter of 2003, Bancorp issued 11,000 shares of Series A Preferred Stock in a private placement to three investors. John Duke, a current board member, acquired 4,140 shares of Series A Preferred Stock for an investment of $3,622,500. Mr. Duke acquired these shares on the same terms and conditions as the non-affiliated investors and did not participate in any of the deliberations or voting regarding the designation and issuance of the Series A Preferred Stock. In accordance with the NASDAQ listing requirements, this transaction was presented to and ratified by the shareholders at the 2004 annual shareholders' meeting.

PROPOSAL No. 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2002 STOCK OPTION PLAN

With the adoption of FAS 123r, the advantageous accounting treatment for stock options will change in 2005. We historically have used stock options primarily because of the favorable accounting treatment afforded stock options over other forms of equity compensation. In the future, Bancorp will incur an accounting charge for awards of all forms of equity compensation, including stock options. As a result, the use of other forms of equity compensation may be better suited to accomplish our compensation and incentive objectives. However, our 2002 Stock Option Plan, as previously approved by the shareholders, only permits grants of stock options. In response to this accounting change, the Board of Directors approved and adopted an amendment to and restatement of our 2002 Stock Option Plan to provide for the issuance of restricted stock grants in addition to stock options.

     A restricted stock grant is the award of a fixed number of shares of common stock that may vest immediately or over a period of time. Similar to a stock option, the Compensation Committee has the authority to set the number of shares; purchase price, if any; term; and the vesting criteria, which can be time based or performance based. All shares granted, whether vested or unvested, are included in the number of shares outstanding, participate in dividends and have voting rights on the date of grant. Generally, fewer shares of restricted stock are needed to accomplish the same objectives as a stock option.

     Including restricted stock grants in the mix of equity compensation alternatives available under the plan provides the Board with greater flexibility in structuring and meeting the compensation objectives of the company, while potentially reducing the overall financial effect to Bancorp. The availability and use of restricted stock grants, in combination with, or in lieu of stock options, could result in the issuance of a fewer number of shares which would extend the availability of the current number of shares authorized by the shareholders for such purpose, and ultimately would have a less dilutive effect on the existing shareholders. Additionally, depending on the mix of the types of awards in any given year, the expense to Bancorp going forward could be reduced substantially.

     The only material changes to the 2002 Stock Option Plan will be (1) adding restricted stock grants to the type of awards authorized under the plan and (2) permitting the Committee, in its discretion, to exchange stock awards for outstanding stock options. The number of shares authorized and available under the 2002 Stock Option Plan, as previously approved by the shareholders, will not be increased by this proposal. In light of the proposed changes, the name of the plan will also be changed from the 2002 Stock Option Plan to the 2002 Stock Incentive Plan to reflect that it is more than merely a stock option plan. The following is a summary of the significant terms and provisions of the 2002 Stock Incentive Plan. A copy of the complete plan is attached as Appendix A to this Proxy.

General

     The 2002 Stock Option Plan ("Stock Option Plan") became effective May 2002 and will terminate 10 years thereafter. The amendment and restatement of the Stock Option Plan is in the form of the 2002 Stock Incentive Plan (the "Plan").

Administration

    The Plan is administered by the Compensation Committee of the Board of Directors.

Eligibility

    At the discretion of the Compensation Committee, awards may be granted to employees, officers, directors and other service providers of Bancorp and its subsidiaries.

Available Shares

     The number of shares authorized under the Plan is 800,000 shares. As of March 22, 2005, 314,798 shares were available for future awards. All unvested awards at the time of death, disability or termination of service with Bancorp will terminate on the date of such event and all shares represented by such unvested awards will be returned to the Plan and available for grant under the Plan. All shares represented by options expiring unexercised and unvested stock awards repurchased by the Company will be returned to the Plan and available for future grant.

Awards

     Subject to specific limitations set forth in the Plan, the Compensation Committee has the discretion to determine the persons to whom awards are to be granted, the type of award, the term of the award, the number of shares represented by each award and the conditions, limitations and provisions for each award. Awards may vest immediately upon grant or be subject to a vesting schedule at the discretion of the Compensation Committee. Vesting may be based on period of service, company or personal performance criteria or a combination thereof. Every award must be evidenced by a written agreement that will contain the specific terms and conditions of such award.

Stock Options

     The Plan provides for issuance of Incentive Stock Options and Non-Qualified Stock Options. All stock options must be granted at an exercise price equal to no less than the fair market value on the date of grant and may not have a term longer than 10 years. The Compensation Committee shall determine the specific terms of each stock option award.

Restricted Stock Grants

     Awards of Restricted Stock Grants entail the granting of actual stock to the recipient. At the discretion of the Compensation Committee, Restricted Stock Grants may vest immediately on the date of grant or may be subject to a vesting schedule, which may be based on a period of service or a set of performance criteria established by the Compensation Committee. The recipient also may be required to pay all or portion of the fair market value of the stock represented by the award. The recipient of an award may only acquire shares that have vested pursuant to the terms of the written agreement evidencing the award, and if certain vesting criteria are not satisfied in the time period set forth in the written agreement, the award may be subject to forfeiture by the recipient. On the date of grant, shares represented by vested and unvested Restricted Stock Grants are considered issued and outstanding, and the recipient may vote such shares and participate in any dividends paid on the common stock. Bancorp has the right to repurchase all unvested shares upon the occurrence of certain events for a nominal price of $.001 per share. The stock certificates representing such awards may be held in escrow until vested or Bancorp may place a restrictive legend on such stock certificates that precludes the sale or transfer of the shares without Bancorp approval until such shares have vested.

Certain Tax Consequences

     Under FAS 123r, the recipient and the issuer will be subject to certain tax consequences and accounting charges regardless of the type of award. In accordance with the applicable tax and accounting rules and regulations, the issuance, vesting and exercise of an award may result in a taxable event or accounting charge. Additionally, under certain circumstances, the recipient and the Company may be responsible for any tax withholding associated with the exercise or vesting of an award.

Amendment

     The Stock Incentive Plan may be amended by the Committee without shareholder approval, except for amendments that (a) increase the number of shares authorized; (b) expand the types of awards authorized under the plan; (c) expand the class of persons eligible to participate; or (d) any other change that requires shareholder approval pursuant to rules and regulations pertaining to such changes.

New Plan Awards

     The following table sets forth the number of shares of restricted stock grants currently approved by the Compensation Committee to be awarded under the plan:

Name and Position	Stock	Dollar
	Grants*	Value

John Anhorn, President & Chief Executive Officer	None	$0.00
Rich Hieb, Executive Vice President & Chief Operating Officer	None	$0.00
Tom Anderson, Senior Vice President & Chief Financial Officer	None	$0.00
James Earley, Senior Vice President & Credit Administrator	None	$0.00
All Non-Executive Officer Employees as a Group	None	$0.00
All Non-Executive Officer Directors as a Group	None	$0.00

*The actual number of future grants and awards under the Plan is at the discretion of the Compensation Committee and is not determinable at this time.

     The affirmative vote of holders of a majority of shares present in person or by proxy at the meeting and entitled to vote on this matter is necessary to approve the amendment to and restatement of the 2002 Stock Option Plan in the form of the 2002 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF
ADOPTING THE AMENDMENT TO AND RESTATEMENT OF THE 2002 STOCK OPTION
PLAN IN THE FORM OF THE 2002 STOCK INCENTIVE PLAN AND RECOMMENDS A
VOTE FOR THIS PROPOSAL.

PROPOSAL No. 3

AMENDING THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF
 AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000

     The Board of Directors has approved, and we are recommending to shareholders, the adoption of an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from the current 20 million shares to 50 million shares. The amendment would cause no other changes in the rights and preferences of the authorized capital stock, nor any other change in the articles of incorporation. The Board of Directors unanimously recommends a vote in favor of the proposed amendment.

      Bancorp currently has 20 million shares of common stock authorized for issuance, of which 14,620,157 shares were issued and outstanding as of March 22, 2005. 846,398 shares are reserved for issuance upon the exercise of outstanding stock options, and 1,010,625 shares are reserved for issuance upon conversion of outstanding shares of Series A Preferred Stock. Additionally, Bancorp currently pays an annual 5% stock dividend, and, based on the current number of shares and stock options outstanding, if the dividend is continued we will require an additional 1,688,911 shares for 2005 and 2006. As a result, there remains 1,833,909 shares available for issuance upon the exercise of options that may be granted in the future, or in connection with future corporate transactions, such as an acquisition of another institution or a public or private offering of shares to raise additional capital. We currently have no plans for acquisitions or offering of additional shares, but the Board of Directors believes that our ability to engage in such activities would be unduly restrained, and unnecessary costs incurred, if it became necessary to seek shareholder approval for additional authorized shares prior to pursuing such a course of action.

     The acquisition of Mid Valley Bank in January 2004, and Timberline Bank in January, 2003 involved the issuance of 1,697,473 shares and 1,674,036 shares, respectively. While we currently have no plans for significant acquisitions, our growth strategy contemplates additional expansion within our existing market as well as contiguous geographic markets. Our stock has proved to be valuable currency in effecting acquisitions, and we believe it is appropriate to position the company to offer additional shares in connection with such an acquisition, should the opportunity present itself.

     Our continued growth will also require that we maintain a strong capital position, whether or not we acquire additional institutions. It may be necessary from time to time to enhance our capital ratios through the public or private offering of additional shares of common stock. The Board of Directors believes that the company's ability to pursue an offering would be hampered by the need to call a special meeting of shareholders for the purpose of authorizing additional shares. We believe this would entail unnecessary delay and additional expense than would be the case if shareholders approve the proposed amendment at this annual meeting.

     Finally, the company has historically used equity-based compensation programs to attract and retain qualified individuals to serve as directors, officers and employees. Our ability to continue to use this form of compensation is currently limited by the relatively small number of shares available for future compensation plans. Accordingly, the Board believes it is appropriate to amend the articles of incorporation as proposed.

     The proposed amendment would not alter the rights and preferences of any shares of capital stock we are authorized to issue, and would not affect any other provisions of the Articles of Incorporation.

Moreover, the proposed amendment would have no economic impact on the holding company, the bank, or any of our shareholders.

     The proposal is to amend Paragraph A of Article III of the Articles of Incorporation of PremierWest Bancorp in its entirety to read as follows:

"A.	Authorized Classes of Shares. The Corporation may issue Fifty-one million (51,000,000) shares of capital stock, divided into two classes as follows:

One million (1,000,000) shares of preferred stock, no par value ("Preferred Stock"). The Preferred Stock may be further divided into one or more series of Preferred Stock. Each series of Preferred Stock will have the preferences, limitations and relative rights as may be set for such series either in these Articles or in an amendment to these Articles ("Preferred Stock Designation"). A Preferred Stock Designation may be adopted either by action of the Board of Directors of the Corporation pursuant to Section G of this Article III or by action of the shareholders of the Corporation; and

Fifty million (50,000,000) shares of common stock, no par value ("Common Stock").

Except as may be otherwise provided in a Preferred Stock Designation, all shares of a class will have preferences, limitations, and relative rights identical to those of all other shares of the same class. All shares of a series of Preferred Stock will have preferences limitations and relative rights identical to those of all other shares of that series of Preferred Stock."

     The affirmative vote of holders of a majority of shares present in person or by proxy at the meeting and entitled to vote on this matter is necessary to amend the Articles of Incorporation to increase the number of authorized shares of common stock to 50,000,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF
ADOPTING THE AMENDMENT TO THE ARTICLES OF INCORPORATION AND
RECOMMENDS A VOTE FOR THIS PROPOSAL.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth certain information regarding beneficial ownership of issued and outstanding shares of PremierWest Bancorp stock as of March 22, 2005, by (i) each shareholder who is known by the Company to own beneficially more than 5 percent of the outstanding shares of any class of stock, (ii) each of directors (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Beneficial Owner	Class of	Amount Beneficially	Notes	Percentage of Class
	Stock	Owned		Owned

John Duke Trust	Common	464,763	(2)	3.18%
Patrick G. Huycke	Common	160,305	(3)	1.10%
Thomas Becker	Common	68,430	(4)	*
Dennis Hoffbuhr	Common	65,284	(5)	*
Rickar Watkins	Common	66,705	(6)	*
John Anhorn, CEO	Common	139,576	(7)	*
Brian Pargeter	Common	63,398	(8)	*
Richard Hieb, COO	Common	111,970	(9)	*
James Patterson	Common	17,517	(10)	*
John Dickerson	Common	128,657	(11)	*
Tom Anderson, CFO	Common	50,748	(12)	*
Jim Earley, CCO	Common	13,783	(13)	*
PremierWest 401K Plan	Common	190,718	(14)	1.30%
	Series A
John Duke Trust	Preferred	4,140		37.6%
	Series A
Evelyn A. Freed Trust	Preferred	3,430		31.2%
	Series A
Georges C. St. Laurent, Jr.	Preferred	3,430		31.2%
John A. & Marilyn R. Duke
Charitable Lead Annuity Trust	Common	800,000	(1)	5.47%
All Directors and Executive
Officers as a group	Common	1,540,783	(15)	10.34%
(12 persons and 401K Plan)

*	Represents less than one percent
(1)

Mr. Duke has no beneficial ownership of shares held in the John A. Duke and Marilyn R. Duke Charitable Lead Annuity Trust. Mr. Duke is not a Trustee of the Trust and has no voting authority over these shares.

(2)	Includes 9,266 shares subject to options exercisable within sixty (60) days. Does not include 4,140 shares of Series A Preferred Stock which are convertible into 362,250 shares of common stock on November 17, 2006 and which have voting rights.

(3)	Includes (i) 132,968 shares held in a Profit Sharing Trust Plan, (ii) 9,266 shares subject to options exercisable within sixty (60) days , (iii) 1,196 shares held in Mr. Huycke's IRA account.

(4)	Includes 25,125 shares subject to options exercisable within sixty (60) days.

(5)	Includes (i) 743 shares held by Mr. Hoffbuhr's spouse and immediate family member, (ii) 9,266 shares subject to options exercisable within sixty (60) days.

(6)	Includes (i) 1,765 shares held in an IRA for the benefit of Mr. Watkins, (ii) 6,039 shares held in SEP account for the benefit of
Mr. Watkins, (iii) 19,403 shares held in trust for the benefit of Mr. Watkins, and (iv) 34,708 shares subject to options exercisable within sixty (60) days.

(7)	Includes (i) 17,614 shares held in a 401(k) Plan for the benefit of Mr. Anhorn, (ii) 97,715 shares subject to options exercisable within sixty (60) days.

(8)	Includes (i) 28,794 shares held by Mr. Pargeter's spouse.

(9)	Includes (i) 16,395 shares held in an IRA for the benefit of Mr. Hieb, (ii) 17,184 shares held in a 401(k) Plan for the benefit of Mr. Hieb, (iii) 78,391 shares subject to options exercisable within sixty (60) days.

(10)	Includes (i) 8,854 shares held in a Profit Sharing Plan Trust and (ii) 8,663 shares subject to options exercisable within sixty (60) days.

(11)	Includes (i) 4,535 shares held in an IRA for the benefit of Mr. Dickerson, (ii) 2,100 shares subject to options exercisable within sixty (60) days, (iii) 122,022 shares held in a family trust for the benefit of Mr. Dickerson.

(12)	Includes (i) 37,000 held in an IRA for the benefit of Mr. Anderson, (ii) 4,091 shares held in a 401(k) plan for the benefit of Mr. Anderson, and (iii) 9,657 shares subject to options exercisable within sixty (60) days.

(13)	Includes (i) 3,344 shares held in an IRA for the benefit of Mr. Earley, (ii) 4,775 shares held in a 401(k) plan for the benefit of Mr. Earley, and (iii) 5,664 shares subject to options exercisable within sixty (60) days.

(14)	Messrs. Huycke, Anhorn, Hieb, Pargeter, Hoffbuhr and Anderson act as Trustees of the PremierWest 401(k) Plan and are authorized to vote shares held in the Plan. Messrs. Huycke, Anhorn, Hieb, Pargeter, Hoffbuhr and Anderson all disclaim beneficial ownership of the shares held in the Plan, except to the extent of their individual pecuniary interest in the Plan, if any.

(15)	Does not include the 4,140 shares of Series A Preferred stock owned by John Duke which may be converted into common stock beginning November 17, 2006.

EXECUTIVE COMPENSATION

     The following table shows compensation for services in all capacities for the fiscal years ended December 31, 2004, 2003, and 2002 for the President and Chief Executive Officer and any other executive officer that received compensation in excess of $100,000, including salary and bonus, during 2004.

Summary Compensation Table

		Salary (1)	Bonus (1)	Securities Underlying Options (4)	All Other Compensation (2)
Name and Principal Position
	Year
John L. Anhorn, President & Chief Executive Officer	2004	$210,000	$73,550	6,300	$199,811
	2003	$196,524	$48,107	6,615	$142,787
	2002	$185,400	$29,664	6,615	$ 25,155
Richard R. Hieb Executive Vice President & Chief Operating Officer & Secretary	2004	$150,000	$52,360	5,250	$ 98,377
	2003	$139,926	$34,194	5,512	$ 76,386
	2002	$133,900	$20,085	5,512	$ 15,034
Tom D. Anderson, Senior Vice President & Chief Financial Officer (3)	2004	$125,000	$20,000	4,200	$ 46,593
	2003	$115,000	$20,000	3,308	$ 7,204
	2002	$ 89,410	$ 5,000	22,045	$ 6,086
Jim V. Earley Senior Vice President & Credit Administrator	2004	$110,000	$17,500	4,200	$ 22,350
	2003	$ 94,800	$17,500	3,308	$ 2,370
	2002	$ 90,000	$ 5,500	4,410	$ 2,850

(1)	Includes amounts deferred at the election of the named executive officers pursuant to the 401(k) Plan of PremierWest Bank or deferred compensation agreements in effect during each of the prospective periods. 2003 Bonus includes a bonus paid in 2004, to each of the named executives, for accomplishments related to the Mid Valley Bank acquisition.

(2)	The increase in other compensation beginning in 2003 is largely a result of the Board's adoption of Supplemental Retirement Plan Agreements for the named executives. Other components of this category of compensation include the Company's matching contribution to the PremierWest 401(k) Plan, personal use of company owned automobiles or automobile allowances paid to an executive, premiums for long-term care and disability insurance, interest paid on deferred compensation balances, and director fees paid to employee directors.

(3)	Chief Financial Officer Tom Anderson was hired February 2002, accordingly compensation paid in 2002 is for a period of less than one full calendar year. Stock options granted in 2002 includes 15,000 shares granted as inducement for employment.

(4)	Includes the effects of the annual 5% stock dividend.

EXECUTIVE COMPENSATION PLANS AND AGREEMENTS

     During 2004, PremierWest entered into new or amended Employment Agreements, Executive Deferred Compensation Agreements, Supplemental Executive Retirement Plan Agreements (SERPs), and Executive Survivor Income Agreements with executive officers John Anhorn, Richard Hieb, Tom Anderson and Jim Earley.

Employment Agreements

     The Employment Agreements provide the basic terms of each of the executive officers' compensation, benefits, severance, and change in control retention benefits. These agreements renew annually unless, prior to a change in control, the board of directors determines not to extend the agreements. Each of the executive officers is entitled to participate in any benefit or compensation plans provided to other employees. Messrs. Anhorn and Hieb are provided with a company owned vehicle. PremierWest also provides disability insurance to Messrs. Anhorn and Hieb and reimburses Mr. Anderson for his disability insurance premiums. PremierWest pays club dues for Messr. Anhorn, Hieb, and Earley.

Severance/Change in Control Provisions

     The Employment Agreements also provide for severance benefits in the event PremierWest terminates the executive without "cause," the executive resigns for "good reason," or the executive's employment terminates other than for cause more than 6 months after a change in control. Each of the four executive officers is entitled to a retention bonus if they remain employed for six months following a change in control, which is paid upon termination of employment.

Deferred Compensation Agreements

     Under the Executive Deferred Compensation Agreements, the executives may voluntarily defer receipt of up to 75% of their compensation each year and such deferred compensation accrues interest on the balance of the account. Payment of deferred compensation does not occur until after termination of employment and the timing of the first payment depends on the circumstances of termination.

Supplemental Executive Retirement Plan Agreements

     The SERP's provide retirement benefits paid for 15 years. Messrs. Anhorn, Hieb, Anderson, and Earley may receive up to 40%, 42%, 34%, and 40%, respectively, of their base compensation for a period of 15 years following termination. The exact percentage is determined based on the timing and reason for the executive's termination of employment.

Executive Survivor Income Agreements

     Under the Executive Survivor Income Agreements, the executive's designated beneficiary will receive a death benefit upon the executive's death. The amount of the death benefits range from $150,000 to $250,000.

     For additional information regarding the specific terms and provisions of the aforementioned agreements, complete copies of the agreements have been filed with the SEC as exhibits to our periodic reports and are accessible on the SEC website at www.sec.gov.

EQUITY COMPENSATION PLAN INFORMATION

     PremierWest Bancorp assumed the Bank of Southern Oregon 1992 Combined Incentive and Non-Qualified Stock Option Plan and the United Bancorp Employee Stock Option Plan, as amended. Shareholders of PremierWest Bancorp approved the 2002 PremierWest Bancorp Stock Option Plan in 2002. Options granted under these three plans can be either incentive stock options or non-qualified stock options. The Bank of Southern Oregon Plan expired in 2002. The United Bancorp Employee Stock Option Plan was designated as inactive at the time of the acquisition of United Bancorp by PremierWest Bancorp. The following table sets forth information about our equity compensation plans in effect as of the December 31, 2004.

	(a)	(b)	(c)

	Number of securities to be	Weighted-average exercise	Number of securities remaining
	issued upon exercise of	price of outstanding options,	available for future issuance
	outstanding options, warrants	warrants and rights	under equity compensation
	and rights		plans excluding securities
Plan Category			reflected in column (a)

Equity compensation
plans approved by	592,282	$6.82	605,757
security holders

Equity compensation
plans not approved	0	0	0
by security holders

Total	592,282	$6.82	605,757

		Options Granted in Last Fiscal Year
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)

		Individual Grants

		Percentage
		of Total
	Number of	Options	Exercise
	Securities	Granted to	Price
	Underlying	Employees	(Dollars	Expiration
	Options	in Fiscal	per	Date	5%($)	10%($)
	Granted	Year	Share)
John L. Anhorn	6,300	4.85%	$9.80	4/1/2014	$38,827	$98,398
Richard R. Hieb	5,250	4.05%	$9.80	4/1/2014	$32,357	$81,998
Tom D. Anderson	4,200	3.24%	$9.80	4/1/2014	$25,885	$65,598
Jim V. Earley	4,200	3.24%	$9.80	4/1/2014	$25,885	$65,598

(1)	The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted. Actual gains, if any, on the exercise of stock options are dependent on the future performance of our stock and the overall stock market; and therefore, the amounts reflected in this table may not be achieved or may be exceeded.

	Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-the-Money
			Underlying Unexercised			(1)
			Options at FY-End		Options at FY-End ($)

	Shares Acquired on
	Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John L. Anhorn	-	-	86,016	24,677	$521,231	$133,451
Richard R. Hieb	-	-	72,254	16,954	$438,748	$102,612
Tom D. Anderson	-	-	2,426	26,857	$15,558	$183,162
Jim V. Earley	-	-	4,162	13,545	$29,950	$80,201

(1)	All of the stock options held by Mr. Anhorn, Mr. Hieb, Mr. Anderson and Mr. Earley are "in-the-money." In general, a stock option is "in-the-money" when the stock's fair market value exceeds the option exercise price. Value of unexercised options equals the estimated fair market value of a share acquirable upon exercise of an option at December 31, 2004, less the exercise price per share, multiplied by the number of shares acquirable upon exercise of the options. PremierWest Bancorp common stock is quoted on the Nasdaq SmallCap Market. Solely for purposes of the table and for no other purpose, PremierWest estimated that the per-share fair market value of the common stock at December 31, 2004 was $12.83. This is an estimate only and does not necessarily reflect actual transactions.

STOCK PERFORMANCE GRAPH

The graph below compares the yearly percentage change in the cumulative shareholder return on PremierWest Bancorp's common stock during the five fiscal years ended December 31, 2004, with the following indexes: (a) Nasdaq Bank Stocks; (b) Nasdaq Stock Market (U.S. Companies); and (c) Standard and Poor's S&P 500. All values were obtained from Bloomberg, LP. This comparison assumes $100.00 was invested on December 31, 1999, in PremierWest's common stock, and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends.

     PremierWest was quoted on the Over The Counter Bulletin Board from June 1999 to July 30, 2003. On July 31, 2003, PremierWest Bancorp common stock began trading on the Nasdaq SmallCap Market. For purposes of computing return information for the periods being compared, the chart is based on price information obtained by using the OTCBB quotes from December 2000 to July 30, 2003 as of that date. Price information from July 31, 2003 to December 31, 2004 was obtained by using price quotes as reported by Nasdaq.

AUDIT COMMITTEE REPORT

     The purpose of the Audit Committee is to assist the board of Directors of Bancorp in fulfilling its responsibilities, by overseeing the accounting and financial reporting processes of the Company, and audits of financial statements of the Company. The oversight includes, but is not limited to, reviewing the financial information which will be provided to shareholders and others, the systems of internal controls which management and the Board have established and the performance and selection of independent auditors. The Audit Committee is also responsible for receiving and investigating any complaint relating to the Company's accounting and auditing procedures and policies. The Committee operates under a written charter adopted by the Board of Directors that is available on the Company's website www.PremierWestBank.com.

     With respect to the year ended December 31, 2004, in addition to its other duties, the Committee 1) reviewed and discussed with management and Moss Adams, LLP, the Company's independent auditors, the audited financial statements as of December 31, 2004; 2) reviewed and accepted management's report as to the effectiveness of the system of internal controls; reviewed and discussed with Moss Adams, LLP their certification and testing of those controls; and finding of no material deficiencies requiring disclosure per the Sarbanes-Oxley Act of 2002, Section 404; and 3) discussed and reviewed with Moss Adams, LLP fees paid for services during 2004, the firms independence and determined that the provisions of non-audit related services was compatible with maintaining independence.

     Based on our review and discussions with the auditors and management, the Committee recommended to the Board that audited consolidated financial statements be included in PremierWest Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee Members: James L. Patterson (Chairman) Thomas Becker John Dickerson Brian Pargeter

	FEES PAID TO AUDITORS

		Approved by		Approved by
		Audit		Audit
	2004	Committee	2003	Committee

Audit Fees (A)
Financial Statements	$74,962
Sarbanes-Oxley Certification	$162,786	100%	$83,540	100%
Total Audit Fees	$237,748	100%	$-	100%

Audit Related Fees(1)(B)	$60,275	100%	$25,287	100%

Tax Fees(2)(B)	$33,058	100%	$78,883	100%

All Other Fees(3)(B)	$51,732	100%	$130,538	100%

TOTAL FEES	$382,814	100%	$318,248	100%

(1)	Includes fees incurred for information technology system review, employee benefit plan audit services, BSA compliance audit services, and out of pocket expenses.
(2)	Includes fees billed in 2004 for the preparation of state and federal income tax returns, tax planning, and analysis for tax reporting purposes.
(3)	Includes consulting services regarding the Mid Valley Bank acquisition, performance measurement analysis, and non- financial metric analysis, and interest rate risk review.
(A)	Accrual basis fees related to year-end audit, whether paid prior or subsequent to December 31.
(B)	Modified cash-basis fees - represents all billings during the 12 month periods ended December 31.

PRE-APPROVAL POLICIES

     All audit and non-audit services performed by Moss Adams, and all audit services performed by other independent auditors, must be pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, audits of employee benefit plans, tax compliance assistance, tax consulting and assistance with executing our acquisition strategy. Moss Adams may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including but not limited to any bookkeeping or related services, internal audit outsourcing, legal services, and performing any management or human resources functions.

BOARD COMPENSATION COMMITTEE REPORT

ON

EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for establishing and administering our executive compensation program. Within the parameters of the current program, the Committee annually reviews executive compensation and recommends to the Board for its approval appropriate modifications, including specific amounts and types of compensation for the senior executive officers. The Committee is responsible for the compensation of the CEO, and reviews for consideration by the Board recommendations of the CEO regarding compensation of senior executive officers other than the CEO.

Executive Compensation Philosophy

     Our compensation philosophy is to provide a competitive, comprehensive compensation package to attract, retain, and motivate highly talented people at all levels of our organization. We are a community banking organization, and therefore believe it is important to have personnel that are an active part of and involved in their local communities. We believe it is particularly important to our success to attract and retain the type of quality executive officers and directors customarily associated with a banking organization similar to PremierWest.

     The specific levels of compensation should reflect the level of job responsibility, the value of the job in the marketplace, and the competition for quality, key personnel in our industry. In addition to a base salary, we have established a cash bonus plan to compensate our executive management team for attaining specific financial goals, while maintaining non-financial goals and objects. We also offer equity-based incentives which encourages our executive officers and directors to focus on maximizing shareholder wealth and allows them to participate in the long-term, growth and financial success of PremierWest.

Establishing Compensation

     Except for the Bonus Program, which is directly related to net profits, compensation is not formula based. Annually, based on company and industry performance and market expectations, the Executive Committee designs and recommends a strategic plan to the Board for approval. This strategic plan usually identifies specific goals for growth in assets and earnings, which may include: non-interest deposit growth, the level of non-performing assets, loan charge offs and recoveries, new branch expansions, and market share growth within existing markets. Within the parameters of this strategic plan, the Compensation Committee subjectively reviews and evaluates the financial and non-financial results of operations as a measure of the performance of the senior executive officers in implementing and executing such plan. We do not weigh any one particular element or factor more heavily than another; rather the determination is based on the collective judgment and discretion of the Committee members.

     When determining specific levels of compensation, the Committee routinely considers comparative data for executives in the Pacific Northwest for companies of similar size to PremierWest, including regional community bank holding companies. We try to ensure that the executive compensation program as a whole is within the broad middle range of comparative pay for such companies. Individual compensation is established in accordance with the comparative information, experience, and individual performance evaluations.

     The Committee is responsible for determining the compensation package of the CEO and COO. Using a similar methodology, the CEO evaluates the other officers and, based on recommendations from,

and discussions with, the CEO, the Committee establishes a compensation package for each executive officer. Ultimately, based on recommendations by the Committee, the Board reviews and approves the final compensation. Board of director compensation is reviewed from time to time and adjusted to reflect competitive rates with the comparative group of companies (Amounts paid in 2004 are reflected in the Director Compensation section of this Proxy at page 12). The Committee may retain consultants from time to time to confirm that its compensation program is reasonable and consistent with company objectives.

Components of 2004 Executive Officer Compensation

Base Salary

     Base salaries are based on company and individual performance, both financial and non-financial, internal relativity and market conditions, including relative pay for the comparative group companies. We use the comparative data to test for reasonableness and competitiveness of senior executive salaries, but, in the discretion of the Committee, we also exercise our subjective judgment relative to company goals and our compensation objectives. Base salaries for 2004 were set in 2003 and are reflected in the Summary Compensation Table on page 21 of this Proxy.

Bonus Program

     The Bonus Program is established each year by the Board. At the discretion of the Committee, all employees are eligible to participate in the Bonus Program. The Board establishes specific thresholds of performance based on net profits. Each range of net profits is assigned a percentage; and as net profits increase beyond certain specified levels, the percentage of the net profits designated for the Bonus Program increases. The Committee has sole discretion in determining the amounts and to whom such amounts may be paid, if any. Actual bonuses for each named executive officer are reflected in the Summary Compensation Table on page 21 of this Proxy.

Stock Options

     Historically, we have used stock options as a form of equity compensation as an incentive to reward management and the board of directors for taking action to increase long-term, shareholder wealth. Options are granted with an exercise price equal to the market value on the day of grant and have a term of 10-years. The options vest incrementally over time, gradually increasing in the percentage from year to year, and beginning on the first anniversary of the grant date. Generally, the options are fully exercisable five years after the grant date. The number of options granted to individuals is based entirely on the subjective judgment of the Committee; however, we do consider the equity compensation practices of the comparative group of companies. We also use stock options as partial compensation for non-employee directors. These options are fully exercisable after one year. In 2004, each non-employee board member received a grant of 2,000 shares and the named executive officers received 19,000 shares collectively (Specific grants for the named executive officers are set forth in the Summary Compensation Table on page 21 of this Proxy).

Other Compensation

     We also provide other compensatory benefits for executive officers and directors. We maintain a 401(k) with a company matching provision in which the executive officers may participate; we have established Supplemental Executive Retirement Plans with certain key executive officers; Deferred Compensation Plans, and Executive Survivor Income Agreements. We also maintain club memberships for certain senior executive officers and we provide company vehicles for the CEO and COO. Additionally, we have made available to executive officers and directors a program to maintain certain health and life insurance benefits after retirement from office or the board (Refer to the Summary Compensation Table on page 21 of this Proxy for the dollar value of "other compensation" for 2004).

Chief Executive Officer Compensation for 2004

     In accordance with our Charter, the Committee reviewed and discussed 2004 performance evaluations of the CEO and COO prepared by the individual board members. We considered these evaluations in the context of senior management's efforts in implementing and executing the strategic plan for 2004 and the results on company performance during the past year. During 2004, Bancorp experienced substantial growth in earnings, loans, and deposits; and a substantial reduction in non-performing assets. Bancorp also realized significant improvements in its non-interest bearing deposits, credit quality and net interest rate margins. The geographic presence of PremierWest Bank was expanded in addition to that realized through the merger with Mid-Valley. In recognition of the extra ordinary efforts of management and certain company personnel in the completion and successful integration of the Mid-Valley merger, the Committee approved a one- time bonus in which the CEO received approximately $20,000. Based on these results and the over-all continued growth of Bancorp, the Committee also approved the bonus paid pursuant to the Bonus Plan for 2004 (refer to the Summary Compensation Table on page 21 for total compensation earned for 2004 in addition to the CEO's annual salary).

     After evaluating the performance of the Chief Executive Officer; reviewing progress achieved towards implementation of the Company's Strategic Plan, and reviewing the Chief Executive Officers total compensation package in comparison to a group of similar structured and like size corporations, the Compensation Committee recommended to the full Board of Directors that the Chief Executives annual base compensation be increased to $250,000 for 2005.

Conclusion

     The Committee and the Board believe that our comprehensive, executive compensation programs contribute to the continued success and growth of PremierWest. In our judgment based on the comparative information reviewed and the performance in 2004 and prior years, the compensation of the CEO and other executive officers and directors is reasonable and commensurate with the compensation paid to such persons in similar positions of responsibilities at other companies in a comparative group, and is necessary in order to retain qualified individuals to lead PremierWest.

Submitted by Compensation Committee Members: John A. Duke (Chairman) Patrick Huycke Brian Pargeter James Patterson

CODE OF ETHICS

     The Board of Directors has adopted and approved a Code of Conduct and Ethics which is publicly available on our website at www.premierwestbank.com. Bancorp intends to disclose all amendments to and waivers of this code on our website.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

     Section 16 of the Securities Exchange Act of 1934 requires that all executive officers, directors, and persons who beneficially own more than 10 percent of the common stock file an initial report of their beneficial ownership of common stock and to periodically report changes in their ownership. The reports must be made with the Securities and Exchange Commission with a copy sent to PremierWest Bancorp.

     Based solely upon our review of copies of the Section 16 filings that we received with respect to the fiscal year ended December 31, 2004, we believe that all reporting persons timely filed all required Section 16 filings with respect to such fiscal year except for the following: John Dickerson failed to file a Form 3 upon completion of the merger with Mid-Valley (all ownership was subsequently reported on a Form 4); Bob DuMilieu inadvertently failed to include two stock option grants on a Form 3, which were subsequently reflected on a Form 4; Jim Earley inadvertently failed to include one stock option grant on a Form 3, which was subsequently reflected on a Form 4; Brian Pargeter was late in reporting one stock option exercise; and Larry Bailey inadvertently failed to include on a Form 3 all shares deemed to be beneficially owned by him, which were subsequently reflected on a Form 4. James Patterson also was late reporting two purchases in 2003.

OTHER BUSINESS

     The Board knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters.

     At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

TO SHAREHOLDERS

     Our Annual Report is being mailed to shareholders with this proxy statement. Additional copies of the Annual Report may be obtained without charge by writing to Tom Anderson, Senior Vice President & Chief Financial Officer, PremierWest Bancorp, P.O. Box 40, 503 Airport Road, Medford, Oregon 97501.

     Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. Certain information is available electronically at the SEC's Internet web site at www.sec.gov.

     Copies of the public portions of reports to the FDIC may be inspected and copied at the office of the FDIC, 550 17th St. N.W., Washington, D.C. Certain financial information filed by PremierWest with the FDIC is available electronically at the FDIC's Internet web site at www.fdic.gov.

INDEPENDENT PUBLIC ACCOUNTANTS

     Moss Adams LLP, independent Certified Public Accountants, audited the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003. Representatives of Moss Adams LLP, are expected to be present at the annual meeting, will be given the opportunity to make a statement, and will be available to respond to any appropriate questions.

     During the Company's two most recent fiscal years, Moss Adams LLP, has not advised the Company that: (a) the internal controls necessary to develop reliable financial statements did not exist; (b) information had come to the attention of Moss Adams LLP which made it no longer able or unwilling to rely on management's representation, or unwilling to be associated with the financial statements prepared by management; (c) the scope of the audit should have been expanded significantly; (d) information had come to Moss Adams LLP's attention that it had concluded would, or if further investigated might have, materially impacted the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements, or (e) information has come to its attention that it concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to December 31, 2004, that would prevent it from rendering an unqualified audit report, and such issue had not been resolved to Moss Adams LLP's satisfaction.

PROPOSALS OF SHAREHOLDERS

     Any shareholder who wishes to submit a proposal for consideration at the next annual meeting must submit the proposal no later than December 15, 2005, to be entitled to have the proposal included in our Proxy Statement for the next Annual Meeting of Shareholders.

Appendix A

PREMIERWEST BANCORP
2002 STOCK INCENTIVE PLAN

ARTICLE I
PURPOSE OF THE PLAN

    The purpose of this 2002 Stock Incentive Plan (the "Plan") is to advance the interests of PremierWest Bancorp, an Oregon business corporation (the "Company") and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability and to provide additional incentive to employees and non-employee directors of the Company by awarding them an additional opportunity to participate in the ownership of the Company. This Plan amends and restates in its entirety the 2002 Stock Option Plan, previously adopted by the Board of Directors and approved by the shareholders.

ARTICLE II
DEFINITIONS

As used herein, the following definitions will apply:
(a)	"Acquired Company" means any corporation or other entity that becomes a majority owned Subsidiary, after the Effective Date, by merger, consolidation, acquisition of all or substantially all of its assets or otherwise.

(b)	"Available Shares" means the number of shares of Common Stock available at any time for issuance pursuant to Incentive Stock Options or Nonqualified Stock Options under this Plan as provided in Article III.

(c)	"Authorized Shares" means the number of shares of Common Stock authorized for issuance under all Awards, as set forth in Section 3.1 of this Plan.

(d)	"Award" means any grant of Stock Option and Restricted Stock Grant under this Plan.

(e)	"Board of Directors" means the Board of Directors of the Company.

(f)	"Change of Control Transaction" means (i) the adoption of a plan of dissolution or liquidation with respect to the Company, (ii) the consummation of any plan of exchange, merger or consolidation with one or more companies in which the Company is not the surviving entity, or in which the security holders of the Company prior to such transaction do not receive in the transaction securities with voting rights with respect to the election of directors equal to 50% or more of the votes of all classes of securities of the surviving corporation or (iii) the consummation of a sale of all of substantially all of the Company's assets following a shareholder vote on such sale.

(g)	"Committee" means the committee of the Company's Board of Directors appointed to administer the Plan.

(h)	"Common Stock" means the Common Stock of the Company.

(i)	"Company" means PremierWest Bancorp, an Oregon business corporation, and, unless the context otherwise requires, any majority owned subsidiary of the Company and any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

(j)	"Disabled" means a mental or physical impairment which has lasted or which is expected to last for a continuous period of 12 months or more and which renders an Optionee unable, in the Committee's sole discretion, of performing the duties which were assigned to the Optionee during the 12 month period prior to such determination. The Committee's determination of the existence of an individual's disability will be effective when communicated in writing to the Optionee and will be conclusive on all of the parties.

(k)	"Effective Date" means the date on which this Plan is approved by the Board of Directors.

(l)	"Employee" means any person employed by the Company.

(m)	"Exercise Price" means the price per share at which a shares of Common Stock may be purchased upon exercise of an Incentive Stock Option or Nonqualified Stock Option.

(n)	"Fair Market Value" means:

	1)	If the Common Stock is traded on a national securities exchange or on either the Nasdaq National Market or Nasdaq SmallCap Market, the average between the lowest and highest reported sales price per share of Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

	2)	If the Common Stock is not traded on a national securities exchange or on Nasdaq but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the weighted average (based upon the reported number of shares traded) between the highest bid and lowest asked prices per share of Common Stock as reported by such service for the five business days (including only days on which a trade occurred) ending on and including such date as of the close of trading or, if such date was not a business day, on the preceding business day; or

	3)	If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the price per share of Common Stock, as reasonably determined by the Committee in its sole discretion.

(o)	"Grantee" means any person who receives a Restricted Stock Grant.

(p)	"Incentive Stock Option" means an option to purchase shares of Common Stock that the Committee indicates is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VI of this Plan.

(q)	"Incentive Option Agreement" means the agreement between the Company and the Optionee evidencing the grant of an Incentive Stock Option.

(r)	"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

(s)	"Nonqualified Stock Option" means an option to purchase shares of Common Stock that the Committee either indicates is intended to be a nonqualified stock option or indicates is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VII of this Plan.

(t)	"Non-Qualified Option Agreement" means the agreement between the Company and the Optionee evidencing the grant of a Non-Qualified Stock Option.

(u)	"Optionee" means any individual who is granted either an Incentive Stock Option or a Nonqualified Stock Option under this Plan.

(v)	"Option Agreement" refers to an Incentive Option Agreement or Non-Qualified Option Agreement, as the case may be.

(w)	"Outstanding Stock Options" means all Stock Options that, at such time, have not yet been exercise, expired, terminated or cancelled.

(x)	"Performance Goals" means any of the following performance criteria or combination of the following performance criteria applied either to the Company as a whole, as to any Subsidiary or as to any business unit of the Company or any Subsidiary and measured on an actual or as adjusted basis applied on a quarterly, annual or cumulative basis or relative to pre-established targets, previous period results or a designated comparison group, in each case as specified by the Committee in the agreement evidencing an Award: (i) net revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) earnings before interest, taxes, depreciation and amortization, (vi) earnings before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new product introduction, (x) product release schedules, (xi) market segment share, (xii) product cost reduction, (xiii) customer satisfaction, (xiv) quality criteria, or (xv) other business objectives. The Committee shall determine whether or the extent to which any Performance Goal is achieved and may appropriately adjust any evaluation of performance to exclude, in whole or in part, any extraordinary non-recurring items, accruals for reorganization or restructuring events, asset write-downs, judgments, settlement amounts and expenses associated with litigation, and the effect of changes in tax law or accounting principles.

(y)	"Reserved Shares" means the number of shares of Common Stock reserved for issuance pursuant to all Awards under this Plan as provided in Section 3.1 of Article III.

(z)	"Restricted Stock Grant" means a grant of shares of Common Stock pursuant to this Plan, regardless of whether the Grantee receives the shares covered by such grant solely for services or for a combination of services and cash payment to the Company.

(aa)	"Restricted Stock Agreement" means the written agreement between the Company and a Grantee that evidences a Restricted Stock Grant.

(bb)	"Securities Act" means the Securities Act of 1933, as amended.

(cc)	"Significant Shareholder" means any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of this definition a person shall be considered as owning all stock owned, directly or indirectly by or for such person's brothers and sisters, spouse, ancestors and lineal descendants. In addition, stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries to the extent required by Section 422 of the Internal Revenue Code.

(dd)	"Subsidiary" of the Company means any corporation or other entity owned or controlled by the Company in an unbroken chain of corporations or other entities in which each of the corporations or other entities other than last corporation or other entity owns fifty percent (50%) or more of the total combined voting power of all classes of equity ownership interests in the other corporations or other entities in such chain.

(ee)	"Stock Option" refers to Incentive Stock Option and Non-Qualified Stock Options.

(ff)	"Tax Withholding" means all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements upon the exercise of a Stock Option, the disqualifying disposition of shares of Common Stock acquired by exercise of a Stock Option, the vesting of shares under a Restricted Stock Grant, a Grantee making an election under Section 83(b) of the Internal Revenue Code with respect to a Restricted Stock Grant or as otherwise may be required under applicable tax laws.

ARTICLE III
STOCK SUBJECT TO THE PLAN

     3.1 Aggregate Number of Reserved Shares. Subject to adjustment in accordance with Section 10.1, the total number of shares of Common Stock reserved for issuance pursuant to all Awards under this Plan is initially established at 800,000 shares.

     3.2 Number of Available Shares. At any point in time, the number of Available Shares shall be the number of Reserved Shares at such time minus:

(a)	the number of shares of Common Stock issued upon the exercise of Stock Options; and

(b)	the number of shares of Common Stock covered by Outstanding Stock Options; and

(c)	the number of shares of Common Stock covered by Restricted Stock Grants except to the extent that unvested shares are forfeited and repurchased by the Company pursuant to the terms of a Restricted Stock Agreement.

If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock covered by such Stock Option that were not purchased through the exercise of such Stock Option will again become Available Shares. If shares of Common Stock covered by a Restricted Stock Grant are repurchased by the Company pursuant to the terms of a Restricted Stock Agreement, those shares will again become Available Shares. Shares of Common Stock used by an Optionee to satisfy any income tax withholding obligations upon the exercise of a Non-Qualified Stock Option shall nonetheless, for purposes of this Plan, be considered as having been issued upon the exercise of such option.

     3.3 Reservation of Shares. Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. The Company will, at all times, reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by Incentive Stock Options and Nonqualified Stock Options that have been granted and which have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised at such time and (ii) the number of Available Shares.

     3.4 Annual Limit on Number of Shares to Any One Person. No person will be eligible to receive Awards under this Plan which, in aggregate, exceed 50,000 shares in any calendar year. In connection with the hiring or commencement of services from such person such limit shall be 50,000 shares during such calendar year.

ARTICLE IV

COMMENCEMENT AND DURATION OF THE PLAN

     4.1 Effective Date of the Plan. This Plan will be effective as of the Effective Date, subject to the provisions of Section 4.2.

     4.2 Shareholder Approval of the Plan. This Plan will be submitted for the approval of the shareholders of the Company within twelve (12) months of the Effective Date. This Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company's shareholders at which a quorum is present in person or by proxy. Awards may be made under this Plan prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if such shareholder approval is not obtained.

     4.3 Termination of the Plan. This Plan will terminate ten years from the Effective Date. In addition, the Board of Directors will have the right to suspend or terminate this Plan at any time. Any termination of this Plan will not affect the exercisability of any Incentive Stock Options or Nonqualified Stock Options granted under this Plan prior to such termination. Termination of the Plan will not terminate or otherwise affect any Incentive Stock Option Agreement (as defined in Section 6.1), Nonqualified Stock Option Agreement (as defined in Section 7.1) or Restricted Stock Agreement (as defined in Section 9.1) then in effect.

ARTICLE V
ADMINISTRATION OF THE PLAN

     Subject to the provisions of this Plan and any additional terms or conditions which may, from time to time, be imposed by the Board of Directors, the Committee will administer this Plan and will have the authority, in its sole discretion, to grant Awards under this Plan. The Board of Directors shall retain (but may delegate to the Committee) the right to agree to grant Awards in substitution for outstanding unexercised stock options or unvested share grants made by the Acquired Company prior to the date of such acquisition. The Committee shall not directly reduce or adjust the exercise price of any outstanding Stock Option, nor indirectly do so by canceling such outstanding Stock Option and replacing it with a similar award with a lower exercise price. Notwithstanding the foregoing, the Committee may exchange Restricted Stock Grants for outstanding Stock Options at such ratio as the Committee deems appropriate in the exercise of its fiduciary duties. The Committee may, from time to time, adopt rules and regulations relating to the administration of this Plan and may, but is not required to, seek the advice of legal, tax, accounting and compensation advisors. Decisions of the Committee with respect to the administration of this Plan, the interpretation or construction of this Plan or the interpretation or construction of any written agreement evidencing an Award will be final and conclusive, subject only to review by the full Board of Directors. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement evidencing an Award in the manner and to the extent it deems appropriate.

     The Board of Directors shall appoint the members of the Committee, which shall consist of at least two directors from the Board of Directors. For purposes of this paragraph, directors who are not "outside directors" as such term is defined in Treasury Regulation Section1.162 -27(e)(3) and directors who are not "non-employee directors" as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, ("Rule 16b-3") shall be referred to as "disqualified directors." Disqualified directors may serve on the Committee. However, disqualified directors shall be deemed (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) to have abstained from any action requiring under Section 162(m) of the Internal Revenue Code the approval of a committee consisting solely of outside directors or from any action requiring under Rule 16b-3 the approval of a committee consisting solely of non-employee directors. The assent of any such disqualified director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting and such action would require under Section 162(m) of the Internal Revenue Code the approval of a committee consisting solely of outside directors or such action would require under Rule 16b-3 the approval of a committee consisting solely of non-employee directors, the disqualified director shall, for purposes of such consent, be deemed to not be a member of the Committee.

      If no Committee is appointed, the Board of Directors shall act as the Committee and will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may at any time by resolution abolish the Committee and assume the duties and responsibilities of the Committee.

ARTICLE VI

INCENTIVE STOCK OPTION TERMS AND CONDITIONS

     Incentive Stock Options may be granted under this Plan in accordance with the following terms and conditions.

     6.1 Requirement for a Written Agreement. Each Incentive Stock Option will be evidenced by a written Incentive Option Agreement. The Committee, from time to time, will determine the form of Incentive Option Agreement. Except as provided in Section 6.13, the terms of every Incentive Option Agreement must be consistent with this Plan. Any inconsistencies between any Incentive Option Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article 6, the terms and conditions of Incentive Stock Options do not need to be identical.

     6.2 Who May be Granted an Incentive Stock Option. An Incentive Stock Option may be granted to any Employee who, in the judgment of the Committee, has performed or will perform services important to the management, operation and development of the business of the Company or of one or more of its Subsidiaries. The Committee, in its sole discretion, shall determine when and to which Employees Incentive Stock Options are granted.

     6.3 Number of Shares Covered by an Incentive Stock Option. Each Incentive Option Agreement shall specify the number of shares of Common Stock that may be purchased upon exercise of the Incentive Stock Option, as determined by the Committee in its sole discretion.

     6.4 Vesting Schedule under an Incentive Stock Option. Each Incentive Option Agreement shall specify when and to what extent the Incentive Stock Option is exercisable, and may provide that the Incentive Stock Option is (i) immediately exercisable as to all of the shares of Common Stock covered by such option, (ii) only exercisable in accordance with a time-based vesting schedule, or (iii) exercisable only upon achievement of Performance Goals, or a combination of the foregoing.

Notwithstanding any term to the contrary set forth in Section 10.2 hereof or in any Incentive Option Agreement, an Incentive Stock Option granted to a person who, at the time of the grant, was an executive officer of the Company will not become exercisable until after six (6) months from the date of such grant unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors. To the extent that an Incentive Stock Option (together with other incentive stock options within the meaning of Section 422 of the Internal Revenue Code held by such

Optionee with an equal or lower exercise price per share) purports to become exercisable for the first time during any calendar year as to shares of Common Stock with a Fair Market Value (determined at the time of grant) in excess of $100,000, such excess shares shall be considered to be covered by a Non-Qualified stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

     6.5 Exercise Price of an Incentive Stock Option. Each Incentive Option Agreement shall specify the Exercise Price of the Incentive Stock Option. The Exercise Price will be 100% of Fair Market Value as of the date on which the Incentive Stock Option was granted. However, if the Optionee is a Significant Shareholder, the Exercise Price will be 110% of Fair Market Value as of the date on which the Incentive Stock Option was granted.

     6.6 Duration of an Incentive Stock Option--Generally. Each Incentive Option Agreement shall set forth the term of the Incentive Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. Notwithstanding the foregoing, if the Optionee is a Significant Shareholder, the term will not exceed 5 years from the date on which the Incentive Stock Option was granted. The Optionee shall have no further right to exercise an Incentive Stock Option following the expiration of such term.

     6.7 The Effect of Termination of the Optionee's Employment on the Term of an Incentive Stock Option. If an Optionee ceases to be an Employee for any reason other than as a result of the Optionee dying or becoming Disabled (as provided for in Section 6.9 and Section 6.10, respectively), all Incentive Stock Options granted to such Optionee shall terminate, to the extent that they are not exercised within 3 months following the date the Optionee ceases to be an Employee. The foregoing provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option. No additional vesting shall occur after the date the Optionee ceases to be an Employee. The Incentive Option Agreement may, in the discretion of the Committee, provide that if the Optionee's employment is terminated by the Company for cause (as defined by an employment or severance agreement between the Company and the Employee, or if not so defined, as determined by the Company's President or Board of Directors in their reasonable discretion) the Incentive Stock Option will terminate immediately upon the Company's notice to the Optionee of such termination.

     6.8 The Effect of a Leave of Absence on an Incentive Stock Option. An Optionee shall not cease to be an Employee, for purposes of Section 6.7, if the Optionee is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether or not an Incentive Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence. If an Optionee's sick leave, family leave, military leave or other approved leave of absence continues for more than ninety (90) days and reemployment of the Optionee is not guaranteed by contract or statute, the Optionee's Incentive Stock Option may cease to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. In such event, the Stock Option will nonetheless continue as a Non-Qualified Stock Option under this Plan.

     6.9 The Effect of the Death of an Optionee on the Term of an Incentive Stock Option. If an Optionee ceases to be an Employee as a result of the death of the Optionee, all Incentive Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within twelve (12) months following the date of the Optionee's death. The foregoing provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date of the Optionee's death.

     6.10 Effect of the Disability of an Optionee on the Term of an Incentive Stock Option. If an Optionee ceases to be an Employee as a result of the Optionee was becoming disabled, all Incentive Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within twelve (12)

months following the date the Optionee became disabled. The foregoing provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee became disabled.

     6.11 Transferability. Incentive Stock Options are not transferable except by will or the laws of descent and distribution upon the death of the Optionee.

     6.12 Tax Treatment and Savings Clause. Nothing contained in this Plan, any Incentive Option Agreement, any document provided by the Company to an Optionee or any statement made by or on behalf of the Company shall constitute a representation or warranty of the tax treatment of any Incentive Stock Option or that such option will qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Any option that is designated as an Incentive Stock Option but, either in whole or in part, fails for any reason to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code or fails to satisfy requirements of this Plan that apply only to Incentive Stock Options shall be treated as an incentive stock option to the fullest extent permitted under Section 422 of the Internal Revenue Code and this Plan and, notwithstanding such designation, shall otherwise be treated as a Non-Qualified Stock Option under this Plan.

     6.13 Non-Conforming Terms of Substitute Incentive Stock Options. Incentive Stock Options granted in substitution for outstanding incentive stock options of an Acquired Company may deviate from the terms otherwise required by this Article 6 to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such non-conforming terms are required or appropriate under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE VII

NON-QUALIFIED STOCK OPTION TERMS AND CONDITIONS

     Non-Qualified Stock Options may be granted in accordance with the following terms and conditions.

        7.1 Requirement for a Written Agreement. Each Non-Qualified Stock Option will be evidenced by a written option agreement ("Non-Qualified Option Agreement). The Committee will determine from time to time the form of Non-Qualified Option Agreement. The terms of the Non-Qualified Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article 7, the terms and conditions of Non-Qualified Stock Options do not need to be identical.

     7.2 Who may be granted a Non-Qualified Stock Option. A Non-Qualified Stock Option may be granted to any Employee, any director of the Company and any other individual who, in the judgment of the Committee, has performed or will perform services important to the management, operation and development of the business of the Company or of one or more of its Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Non-Qualified Stock Options are granted.

     7.3 Number of Shares Covered by a Non-Qualified Stock Option. Each Non-Qualified Option Agreement shall specify the number of shares of Common Stock that may be purchased upon exercise of the Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

     7.4 Vesting Schedule under a Non-Qualified Stock Option. Each Non-Qualified Stock Option Agreement shall specify when and to what extent the Incentive Stock Option is exercisable, and may provide that the Incentive Stock Option is (i) immediately exercisable as to all of the shares of Common Stock covered by such option, (ii) only exercisable in accordance with a time-based vesting schedule, or (iii) whether it is exercisable only upon achievement of Performance Goals, or a combination of the foregoing. Any Non-Qualified Stock Option that was not either approved by (y) a committee of non-employee directors within the requirements of Rule 16b-3 or (z) the full board of directors of the Bank, shall, notwithstanding Section 10.2 hereof or the terms set forth in the Non-Qualified Option Agreement, not be exercisable until at least six months after the date of such grant.

     7.5 Exercise Price of a Non-Qualified Stock Option. The Exercise Price for each Non-Qualified Stock Option will be at least 100% of the Fair Market Value as of the date on which the Non-Qualified Stock Option is granted. However, if it is subsequently determined that the Exercise Price as stated in the Non-Qualified Option Agreement is less than 100% of the Fair Market Value, such fact will not invalidate the Non-Qualified Stock Option.

     7.6 Duration of a Non-Qualified Stock Option--Generally. Each Non-Qualified Option Agreement shall set forth the term of the Non-Qualified Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. The Optionee shall have no further right to exercise a Non-Qualified Stock Option following the expiration of such term.

     7.7 The Effect of Termination of the Optionee's Employment or Service as a Director on the Term of a Non-Qualified Stock Option. If an Optionee, ceases to be an Employee of the Company (or, in the case of an Optionee who is not an Employee but is a director of the Company, ceases to be a director of the Company) for any reason other than as a result of the Optionee dying or becoming Disabled (as provided for in Section 7.9 and Section 7.10, respectively), all Non-Qualified Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within three months following the date the Optionee ceased to be an Employee (or a director, as the case may be) of the Company. The foregoing provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee ceases to be an Employee (or a director, as the case may be). In the discretion of the Committee, the Non-Qualified Option Agreement may provide that if the Optionee's employment is terminated by the Company for cause (as defined by an employment or severance agreement between the Company and the Employee, or if not so defined, as determined by the Company's President or Board of Directors in their reasonable discretion) the Non-Qualified Stock Option will terminate immediately upon the Company's notice to the Optionee of such termination.

     7.8 The Effect of a Leave of Absence on a Non-Qualified Stock Option. An Optionee shall not cease to be an Employee, for purposes of Section 7.7, if the Optionee is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a Non-Qualified Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

     7.9 The Effect of the Death of an Optionee on the Term of a Non-Qualified Stock Option. If an Optionee ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee's death, all Non-Qualified Stock Options granted to such Optionee will terminate to the extent that they are not previously exercised within twelve (12) months following the date of the Optionee's death. The foregoing provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee's death.

     7.10 The Effect of the Disability of an Optionee on the Term of a Non-Qualified Stock Option. If an Optionee ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee becoming Disabled, all Non-Qualified Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within twelve (12) months following the date of the Optionee becoming Disabled. The foregoing provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee became disabled.

     7.11 Transferability. Non-Qualified Stock Options may be transferred by gift to the Optionee's spouse, children or a trust for the exclusive benefit of any combination of the Optionee, the Optionee's spouse and the Optionee's children but only to the extent permitted by the Committee as expressly stated in the Non-Qualified Option Agreement. Any transfer of a Non-Qualified Stock Option shall be conditioned upon the Optionee and the transferee of such Non-Qualified Stock Option executing and delivering to the Company a form of Transfer/Assumption of Non-Qualified Stock Option as the Company may request. Notwithstanding any transfer of a Non-Qualified Stock Option, the Optionee shall remain liable to the Company for any income tax withholding amounts that the Company is required to withhold at the time the transferred Non-Qualified Stock Option is exercised. If the Non-Qualified Option Agreement does not expressly provide that such option is transferable, such option may not be transferred by the Optionee, except by will or the laws of descent and distribution upon the Optionee's death or with the prior written consent of the Committee, which consent may be withheld in the Committee's sole discretion.

     7.12 Non-Conforming Terms of Substitute Non-Qualified Stock Options. Non-Qualified Stock Options granted in substitution for outstanding Non-Qualified stock options of an Acquired Company may deviate from the terms otherwise required by this Article 7 to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such non-conforming terms are required or appropriate under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE VIII
EXERCISE OF STOCK OPTIONS

     8.1 Notice of Exercise. A Stock Option may be exercised only by delivery to the Company of written notice signed by the Optionee or by the permitted transferee of a Non-Qualified Stock Option under Section 7.11 (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President of the Company (or such other person as the Company may designate) at the Company's principal business office. The notice will specify (i) the number of shares of Common Stock being purchased, (ii) the method of payment of the Exercise Price, (iii) the method of payment of the Tax Withholding, if required, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act and other applicable state securities laws.

     8.2 Payment of Exercise Price. No shares of Common Stock will be issued upon the exercise of any Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. The Committee, in its sole discretion, may provide in any Option Agreement that the Exercise Price may be paid in cash (including by check), by delivery of a full-recourse promissory note, by the surrender of shares of Common Stock or other securities issued by the Company (provided that such other securities have been held by the Optionee for at least six months prior to the date on which the Option is being exercised) in accordance with Section 8.4, or by any combination of the foregoing. In the absence of such terms in the Option Agreement, the Exercise Price shall be paid in cash (including by check). The Committee, in its sole discretion, may permit an Optionee to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

     8.3 Payment of Tax Withholding Amounts. Upon the exercise of any Stock Option (including a Non-Qualified Stock Option transferred by the Optionee pursuant to Section 7.11), either with the delivery of the notice of exercise or upon notification of the amount due, each Optionee must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Option Agreement may provide for, or the Committee, in its sole discretion, may allow the Optionee to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Optionee, including salary, (iii) by surrender of shares of Common Stock or other securities of the Company in accordance with Section 8.4, (iv) by the application of shares that could be received upon exercise of the Stock Option in accordance with Section 8.4, or (v) any combination of the foregoing.

By receiving and upon exercise of a Stock Option, the Optionee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Optionee. The Committee, in its sole discretion, may permit an Optionee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Stock Option unless and until payment or adequate provision for payment of the Tax Withholding has been made. If, either as a result of the exercise of a Stock Option or the subsequent disqualifying disposition of shares acquired through such exercise, the Company determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Optionee, the Optionee will pay such additional amount to the Company immediately upon demand by the Company. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary.

     8.4 Payment of Exercise Price or Withholding with Other Securities. To the extent permitted in Section 8.2 and Section 8.3 above, the Exercise Price and Tax Withholding may be paid by the surrender of shares of Common Stock or other securities of the Company, which should be indicated on the notice of exercise. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such shares of Common Stock or other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem appropriate with respect to the Optionee's ownership of the shares of Common Stock or other securities of the Company. For purposes of this Article 8, shares of Common Stock shall be valued at their Fair Market Value as of the last business day preceding the day the Company receives the Optionee's notice of exercise. For purposes of this Article 8, other securities of the Company shall be valued at the publicly reported price, if any, for the last sale on the last business day preceding the day the Company receives the Optionee's notice of exercise, or, if there are no publicly reported prices of such other securities of the Company, at the fair market value of such other securities as determined in good faith by the Board of Directors. To the extent permitted in Section 8.3, Tax Withholding may (if the Optionee notifies the Company at the time of the notice of exercise) be paid by the application of shares which could be received upon exercise of any other stock option issued by the Company. This application of shares shall be accomplished by crediting toward the Optionee's Tax Withholding obligation the difference between the Fair Market Value and the Exercise Price of the Stock Option specified in the Optionee's notice. Any such application shall be considered an exercise of the other Stock Option to the extent that shares are so applied.

     8.5 Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to the exercise of any Stock Option unless the exercise and issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Internal Revenue Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any

Optionee or any other person for failure to issue shares of Common Stock upon the exercise of a Stock Option where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company's legal counsel. The Board may require any action or agreement by an Optionee as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws.

     8.6 Issuance of Shares. Notwithstanding the good faith compliance by the Optionee with all of the terms and conditions of an Option Agreement and with this Article 8, the Optionee will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such Stock Option until the issuance of shares pursuant to the exercise of such Stock Option is recorded on the Company's stock transfer record. Notwithstanding the foregoing, the Company shall not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Optionee as soon as is practicable after the compliance by the Optionee with all of the terms and conditions of the Option Agreement and with this Article 8.

     8.7 Notice of any Disqualifying Disposition and Provision for Tax Withholding. Any Optionee that exercises an Incentive Stock Option and then makes a "disqualifying disposition" (as such term is defined under Section 422 of the Internal Revenue Code) of the shares so purchased, shall immediately notify the Company in writing of such disqualifying disposition and, in accordance with Section 8.3, shall pay or make adequate provision for all Tax Withholding that may be required as a result of such disqualifying disposition.

     8.8 Non-Conforming Terms of Substitute Incentive Stock Options and Substitute Non-Qualified Stock Options. Stock Options granted under Article 6 or Article 7 of this Plan in substitution for outstanding incentive stock options or Non-Qualified stock options of an Acquired Company may deviate from the terms otherwise required by this Article 8 to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such non-conforming terms are required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE IX
RESTRICTED STOCK GRANTS

Restricted Stock Grants may be made in accordance with the following terms and conditions.

     9.1 Requirement for a Written Restricted Stock Agreement. Each Restricted Stock Grant will be evidenced by a Restricted Stock Agreement. The Committee will determine from time to time the form of Restricted Stock Agreement. Except as provided in Section 9.10, the terms of each Restricted Stock Agreement must be consistent with this Plan. Any inconsistencies between any Restricted Stock Agreement and this Plan will be in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article 9, the terms and conditions of each Restricted Stock Grant do not need to be identical.

     9.2 Who May Receive a Restricted Stock Grant. A Restricted Stock Grant may be made to any Employee, any director of the Company or any other individual who provides services to the Company where, in the judgment of the Committee, the services performed or to be performed by such Grantee are important to the management, operation and development of the business or businesses of the Company or one or more of its Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Stock Grants are made.

     9.3 Number of Shares Covered by a Restricted Stock Grant. Each Restricted Stock Agreement shall specify the number of shares of Common Stock covered by the Restricted Stock Grant, as determined by the Committee in its sole discretion.

     9.4 What the Grantee Must Deliver to Receive a Restricted Stock Grant. The Committee, in its sole discretion, will determine the consideration payable by a Grantee for the shares covered by a Restricted Stock Grant. Consideration may consist of services rendered by the Grantee to the Company, payment in cash, delivery of a promissory note, or delivery of other securities of the Company. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Grantee in connection with a Restricted Stock Grant is less than the Fair Market Value of the shares of Common Stock covered by such Restricted Stock Grant determined as of the date of such grant, the shares of Common Stock covered by the Restricted Stock Grant shall be deemed to have been issued by the Company for services rendered by the Grantee.

     9.5 Vesting Schedule under a Restricted Stock Grant. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Stock Grant shall vest, which terms shall be set forth in the Restricted Stock Agreement. Vesting may be predicated on passage of time or achievement of Performance Goals, or any combination thereof. Unvested shares covered by a Restricted Stock Grant may not be transferred by the Grantee under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

     9.6 Right to Repurchase Unvested Shares upon Certain Conditions. The Restricted Stock Agreement shall specify the events upon the occurrence of which the Company shall have the right to repurchase from the Grantee any or all of the Grantee's unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Restricted Stock Agreement shall also specify the "Repurchase Price per Share" that the Company shall pay to the Grantee upon exercise of its right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Restricted Stock Agreement, the right to repurchase must be exercised within forty-five (45) days after the Company receives from the Grantee written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Grantee in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Grantee.

     9.7 Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Stock Grant or upon the Grantee making a valid election under Section 83(b) of the Internal Revenue Code, each Grantee must pay to the Company or make adequate provision for the payment of all Tax Withholding, unless the Committee, in its sole discretion, determines otherwise. The Restricted Stock Agreement may provide for, or the Committee, in its sole discretion, may allow the Grantee to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Grantee, including salary, (iii) by surrender of shares of Common Stock or other securities of the Company in the manner specified in Section 8.4, (iv) by the application of vested shares that could be received under the Restricted Stock Agreement in accordance with Section 8.4, or (v) any combination of the foregoing.

By accepting a Restricted Stock Grant, the Grantee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Grantee. The Committee, in its sole discretion, may permit a Grantee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell shares of Common Stock that are vested or vesting under the Restricted Stock Agreement (or, at least a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares of Common Stock will be released from the restrictions on their transfer under Section 9.5 unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Grantee, the Grantee will pay such additional amount to the Company immediately upon demand by the Company. If the Grantee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Grantee, including salary.

     9.8 Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to any Restricted Stock Grant unless the issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Internal Revenue Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any Grantee or any other person for failure to issue shares of Common Stock in connection with a Restricted Stock Grant where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company's legal counsel. The Board may require any action or agreement by a Grantee as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws.

     9.9 Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Restricted Share Grant. As soon as is practicable after a Restricted Stock Grant is awarded to the Grantee, the Company may issue one or more stock certificates in the name of the Grantee for the shares covered by a Restricted Share Grant. For such time as and to the extent that the shares covered by a Restricted Share Grant remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company's transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Restricted Share Grant, the Grantee, in such form as the Company may reasonably request and directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company, request that a stock certificate covering such vested shares be issued in the name of the Grantee and delivered in accordance with such instructions as the Grantee may reasonably request.

     9.10 Non-Conforming Terms of Substitute Restricted Stock Grants. Restricted Stock Grants made under this Article 9 in substitution for outstanding stock options or unvested restricted stock grants of an Acquired Company may deviate from the terms otherwise required by this Article 9 to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such nonconforming terms are required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE X

CHANGE IN CAPITAL STRUCTURE OR CONTROL

     10.1 Change in Capital Structure; Effect on Number of Shares and Exercise Price. If the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of Common Stock or other securities of the Company, the Committee will make such adjustment as it deems appropriate in the number and kind of Authorized Shares. In addition, the Committee will make such adjustment in the number and kind of shares of Common Stock or other securities covered by Outstanding Stock Options, as well as make an adjustment in the Exercise Price of each Outstanding Stock Option as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

     10.2 Effect of the Occurrence of a Change of Control Transaction on Continuing Rights. In the event of the occurrence of any Change of Control Transaction, all Outstanding Stock Options shall terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide for the assumption of this Plan and the continuation of such Outstanding Stock Options. Each Optionee shall be provided written notice of the expected occurrence of any such transaction at least fifteen (15) days prior to the effective date and shall be permitted to tender a notice of exercise of any Outstanding Stock Option that is conditioned upon the transaction actually occurring and, notwithstanding any provision of Article 8 or term of any Option Agreement, shall not be required to tender payment of the exercise price or amounts that the Company may be required to withhold for tax purposes until after the occurrence of the transaction. The terms and conditions of the transaction may provide for the assumption of this Plan with respect only to outstanding Restricted Stock Grants that have not fully vested and the assignment to and assumption by the surviving corporation of the rights and obligation of the Company under each outstanding Restricted Stock Agreement.

ARTICLE XI
UNDERWRITER'S LOCK-UP

     Each written agreement evidencing an Award will specify that the Optionee or Grantee, by accepting the Award agrees that, whenever the Company undertakes a firmly underwritten public offering of its securities, the Optionee or Grantee will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee or Grantee provided that such restriction will not extend beyond twelve (12) months from the effective date of the registration statement filed in connection with such offering.

ARTICLE XII
EMPLOYMENT RIGHTS

     Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Optionee or Grantee any right to continued employment with the Company or to limit or affect in any way the right of the Company, in its sole discretion, to (a) terminate the employment of such Optionee or Grantee at any time, with or without cause, (b) change the duties of such Optionee or Grantee, or (c) increase or decrease the compensation of the Optionee or Grantee at any time. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

     for Employees of the Company, the continued employment of the Optionee or Grantee; for independent contractors, the Optionee or Grantee continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or For directors who are not Employees, the Optionee or Grantee continuing to serve as a director of the Company.

Nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.

ARTICLE XIII
AMENDMENT OF PLAN

     The Board of Directors, at any time and from time to time, may modify or amend this Plan as it deems advisable except that any amendment (i) increasing the number of shares of Common Stock issuable pursuant to this Plan, (ii) expanding the group of persons eligible to receive Awards or (iii) otherwise required to be approved by the shareholders of the Company under any applicable law, accounting principle or listing requirement, shall only become effective if and when such amendment is approved by the shareholders of the Company. Except as provided in Article 10, no amendment shall be made to the terms or conditions of an outstanding Stock Option or Restricted Stock Grant without the written consent of the Optionee or Grantee.

DATED as of and approved by the Board of Directors of the Company at a meeting held on March 28, 2002.

Approved by the shareholders of the Company on May 23, 2002.

Amended and restated as of  _______________ , 2005

# PREMIERWEST BANCORP

**REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS**
**ANNUAL MEETING OF SHAREHOLDERS**
**MAY 25, 2005**

**Two New Ways to Vote**
**VOTE BY INTERNET OR TELEPHONE**
**24 Hours a Day - 7 Days a Week**
**It's Fast and Convenient**

| INTERNET | OR | TELEPHONE | OR | MAIL |
|---|---|---|---|---|
| www.proxyvoting.com/prwt | | 1-888-426-7035 | | |
| • Go to the website listed above. | | • Use any touch-tone telephone. | | • Mark, sign and date your proxy card. |
| • Have your proxy card ready. | | • Have your proxy card ready. | | • Detach your proxy card. |
| • Enter your Control Number located above your name and address | | • Enter your Control Number located above your name and address. | | • Return your proxy card in the postage paid envelope provided. |
| • Follow the simple instructions on the website | | • Follow the simple recorded instructions. | | |

**Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.**

**The Board of Directors recommends a vote FOR election of all of the nominees.**

**The Board of Directors recommends a vote FOR amending and restating the 2002 Stock Incentive Plan.**

**The Board of Directors recommends a vote FOR amending the Articles of Incorporation.**

**▼ IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE, USE THE ATTACHED PROXY CARD**

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The undersigned hereby appoints John L. Anhorn and Richard R. Hieb, and each of them, proxies with full power of substitution to vote on behalf of the undersigned all shares of common stock of PremierWest Bancorp at the Annual Meeting to be held on May 25, 2005, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

**1. Election of Directors** [ ] **FOR all nominees** [ ] **WITHHOLD AUTHORITY for all nominees*** [ ] **EXCEPTIONS***

*Instructions: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box and strike a line through that nominee's name below. Nominees: 01 John Anhorn, 02 Richard Hieb, 03 John Duke, 04 Patrick Huycke, 05 Thomas Becker, 06 Dennis Hoffbuhr, 07 James Patterson, 08 Rickar Watkins, 09 John Dickerson, and 10 Brian Pargeter.

**2. Approve amendment and restatement of 2002 Stock Incentive Plan** [ ] **FOR** [ ] **AGAINST**

**3. Approve amendment to Articles of Incorporation to increase number of authorized shares to 50,000,000** [ ] **FOR** [ ] **AGAINST**

**4. Other Matters.** At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Board of Directors recommends a vote **FOR** the election of all of the nominees listed above; recommends a vote **FOR** amending and restating the 2002 Stock Incentive Plan; and recommends a vote **FOR** amending the Articles of Incorporation. Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby. The shares represented by this Proxy will be voted as specified above, but if no specification is made, this Proxy will be voted **FOR** the election of all nominees; **FOR** amending and restating 2002 Stock Incentive Plan; and **FOR** amending the Articles of Incorporation. Proxies may vote in their discretion as to other matters that may come before the meeting. Please date and sign exactly as name appears herein. Joint owners should each sign. Where applicable, indicate position or representative capacity.

Dated: ______________________

______________________
Signature

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